Exhibit 10.42

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

June 11, 2013

among

SCHOOL SPECIALTY, INC.

THE GUARANTORS PARTY HERETO

and

CREDIT SUISSE AG

as Collateral Agent

SCHEDULES:

Schedule 1	Equity Interests in Subsidiaries and Affiliates Owned by Original Grantors

Schedule 2	Other Investment Property Owned by Original Grantors

Schedule 3	Material Commercial Tort Claims

EXHIBITS:

Exhibit A	Security Agreement Supplement

Exhibit B	Notice of Grant of Security Interest in Copyrights

Exhibit C	Notice of Grant of Security Interest in Patents

Exhibit D	Notice of Grant of Security Interest in Trademarks

Exhibit E	Perfection Certificate

Exhibit F	Issuer Control Agreement

ii

GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT (this “Agreement”), dated as of June 11, 2013, among SCHOOL SPECIALTY, INC., as the Borrower, the GUARANTORS party hereto and CREDIT SUISSE AG, as Collateral Agent.

WHEREAS, the Borrower is entering into the Credit Agreement described in Section 1 hereof, pursuant to which the Borrower intends to borrow funds for the purposes set forth therein;

WHEREAS, (i) the Borrower is willing to secure its obligations under the Credit Agreement and (ii) the Borrower and the Guarantors are willing to secure their respective Secured Cash Management Obligations and Secured Hedging Agreements by granting Liens on their assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Borrower is willing to cause certain of its Subsidiaries to guarantee the foregoing obligations of the Borrower and to secure their guarantee thereof by granting Liens on their assets to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Lenders are not willing to make loans under the Credit Agreement, the Cash Management Banks are not willing to provide Cash Management Obligations and the Qualified Counterparties are not willing to enter into Hedging Agreements unless (i) the foregoing obligations of the Borrower and the Guarantors are secured and guaranteed as described above and (ii) each guarantee thereof is secured by Liens on assets of the relevant Guarantor as provided in the Security Documents; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

(a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

(b) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC

Account	9-102
Authenticate	9-102
Certificated Security	8-102
Chattel Paper	9-102
Commercial Tort Claim	9-102
Commodity Account	9-102
Commodity Customer	9-102
Debtor	9-102
Deposit Account	9-102
Document	9-102
Entitlement Holder	8-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Letter-of-Credit Right	9-102
Money	1-201
Record	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Supporting Obligations	9-102
Uncertificated Security	8-102

(c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Agent Professionals” means attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by the Collateral Agent.

“Agreement” has the meaning specified in the preamble hereto.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Distributions” means dividends, interest and other distributions and payments (including proceeds of liquidation, sale or other disposition) made or received in cash upon or with respect to any Collateral.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.

“Collateral Accounts” means the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Contingent Obligation” means, at any time, any Obligation (or portion thereof) that is contingent in nature at such time, including any Obligation that is:

(i) an obligation under an agreement relating to Secured Cash Management Obligations or Secured Hedging Agreements to make payments that cannot be quantified at such time;

(ii) any other obligation (including any guarantee) that is contingent in nature at such time; or

(iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Control” has the meaning specified in UCC Section 8-106, 9-104, 9-105, 9-106 or 9-107, as may be applicable to the relevant Collateral.

“Controlled Deposit Account” means a Deposit Account that is subject to a Deposit Account Control Agreement.

“Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Grantor, the Collateral Agent and such Securities Intermediary.

“Copyright License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence (excluding any Exclusive Copyright License).

“Copyrights” means all the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Notice of Grant of Security Interest in Copyrights, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Credit Agreement” means the Credit Agreement, dated as of June 11, 2013, among School Specialty, Inc., the Lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

“Credit Parties” means the Collateral Agent or any other Lender.

“Deposit Account Control Agreement” means a control agreement reasonably satisfactory to the Collateral Agent executed by the relevant Grantor, each institution maintaining a Deposit Account for such Grantor, and the Collateral Agent.

“Depositary Bank” means a bank at which a Controlled Deposit Account is maintained.

“Equity Interest” means, with respect to any Person, (a) the Capital Stock of such Person and (b) any Security Entitlement in respect of any Capital Stock of such Person.

“Excluded Accounts” means the account holding the Prepetition Escrowed Amounts (as defined in the Plan of Reorganization), the Fee Claims Account and the DIP ABL Cash Collateral Account.

“Excluded Assets” has the meaning specified in Section 3.

“Excluded Equity Interests” means (i) any Equity Interests of any Foreign Subsidiary other than a direct Foreign Subsidiary of the Borrower or a Domestic Subsidiary, (ii) any voting Equity Interests of a direct Foreign Subsidiary of the Borrower or a Domestic Subsidiary in excess of 65% of the Equity Interests of such Foreign Subsidiary and (iii) any Equity Interests of any Person that is not a direct Subsidiary of the applicable Grantor.

“Exclusive Copyright License” means any material agreement now or hereafter in existence granting to any Grantor an exclusive right to use, copy, reproduce, distribute, prepare derivative works, display or publish any materials on which a United States Copyright is in existence or may come into existence.

“Exempt Account” means any Deposit Account or Securities Account maintained by Grantors that is (x) exclusively used for payroll, payroll taxes or employee benefits, (y) a zero balance disbursement account, or (z) an account containing not more than $150,000 at any one time, provided, however, that amounts on deposit in all such accounts under this clause (z) do not exceed $1,000,000 at any time; provided, further, that any account subject to a control agreement for the benefit of the ABL Administrative Agent shall not be an Exempt Account.

“Grantors” means the Borrower and the Guarantors.

“Guarantors” means each Subsidiary listed on the signature pages hereof under the caption “Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 20.

“Intellectual Property” means all intellectual property and similar proprietary property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intellectual Property Filing” means (i) with respect to any Patent or Trademark, the filing of the applicable Notice of Grant of Security Interest in Patents or Notice of Grant of Security Interest in Trademarks with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Exclusive Copyright License, the filing of the applicable Notice of Grant of Security Interest in Copyrights with the United States Copyright Office, together with an appropriately completed recordation form.

“Intellectual Property Notice” means a Notice of Grant of Security Interest in Copyrights, a Notice of Grant of Security Interest in Patents or a Notice of Grant of Security Interest in Trademarks.

“Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit F (with any changes that the Collateral Agent and the Borrower shall have approved).

“License” means any Patent License, Trademark License, Copyright License, Exclusive Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party.

“Material Commercial Tort Claim” means a Commercial Tort Claim involving a claim for more than $500,000.

“Non-Contingent Obligation” means at any time any Obligation (or portion thereof) that is not a Contingent Obligation at such time.

“Notice of Grant of Security Interest in Copyrights” means a Notice of Grant of Security Interest in Copyrights, substantially in the form of Exhibit B (with any changes that the Collateral Agent and the Borrower shall have approved), executed and delivered by a Grantor in favor of the Agent for the benefit of the Secured Parties.

“Notice of Grant of Security Interest in Patents” means a Notice of Grant of Security Interest in Patents, substantially in the form of Exhibit C (with any changes that the Collateral Agent and the Borrower shall have approved), executed and delivered by a Grantor in favor of the Agent for the benefit of the Secured Parties.

“Notice of Grant of Security Interest in Trademarks” means a Notice of Grant of Security Interest in Trademarks, substantially in the form of Exhibit D (with any changes that the Collateral Agent and the Borrower shall have approved), executed and delivered by a Grantor in favor of the Agent for the benefit of the Secured Parties.

“Obligor” means the obligor with respect to any Obligation.

“Original Grantor” means any Grantor that grants a Lien on any of its assets hereunder on the Closing Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Patent License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right with respect to any Patent or any invention now or hereafter in existence, whether patentable or not, whether a patent or application for patent is in existence on such invention or not, and whether a patent or application for patent on such invention may come into existence or not.

“Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Notice of Grant of Security Interest in Patents, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Perfection Certificate” means, with respect to any Grantor, a certificate substantially in the form of Exhibit E (with any changes that the Collateral Agent and the Borrower shall have approved), completed and supplemented with the schedules contemplated thereby to the satisfaction of the Collateral Agent, and signed by an officer of such Grantor.

“Permitted Collateral Liens” means with respect to (a) the Pledged Equity Interests, Liens imposed by law and Liens granted to the ABL Administrative Agent to secure the ABL Facility and any other Permitted First Lien Debt, and Liens in connection with the Prepetition Escrowed Amounts to the extent permitted under the Credit Agreement and (b) all other Collateral, Permitted Liens.

“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Proceeds” means all “proceeds” (as defined in Section 9-102 of the UCC) and including, in any event, all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, any Collateral, including all claims of the relevant Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral.

“Recordable Intellectual Property” means (i) any material Patent issued or applied for issuance with the United States Patent and Trademark Office, (ii) any material Trademark registered or applied for registration with the United States Patent and Trademark Office, (iii) any material Copyright registered or applied for registration with the United States Copyright Office, and (iv) any Exclusive Copyright License.

“Related Parties” means with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release Conditions” means the conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens, which are specified in Section 9.21(a) of the Credit Agreement.

“Secured Agreement”, when used with respect to any Obligation secured hereby, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of any Subsidiary and/or rights of the holder with respect to such Obligation.

“Secured Guarantee” means, with respect to each Guarantor, its guarantee of the Obligations under Section 2 hereof or Section 1 of a Security Agreement Supplement.

“Secured Parties” means the holders from time to time of the Obligations.

“Security Account Control Agreement” means a control agreement reasonably satisfactory to the Collateral Agent executed by the relevant Grantor, each institution maintaining a Securities Account for such Grantor, and the Collateral Agent.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 20 and/or adding additional property to the Collateral.

“Security Documents” means this Agreement, the Security Agreement Supplements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Intellectual Property Notices and all other supplemental or additional security agreements, control agreements or similar instruments now or hereafter securing (or given with the intent to secure) any Obligations.

“Trademark License” means any agreement now or hereafter in existence granting to any Grantor, or pursuant to which any Grantor grants to any other Person, any right to use any Trademark.

“Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, package and other designs, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Notice of Grant of Security Interest in Trademarks, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Transaction Liens” means the Liens granted by the Grantors under the Security Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

SECTION 2. Guarantees by Guarantors.

(a) Secured Guarantees. Each Guarantor unconditionally guarantees the full and punctual payment of each Obligation (other than the Obligations of such Guarantor) when due (whether at stated maturity, upon acceleration or otherwise), which guarantees shall constitute a continuing guarantee of payment and not of collection. If the Borrower or any other Obligor fails to pay any Obligation punctually when due, each other Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.

(b) Secured Guarantees Unconditional. The obligations of each Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or Obligor or any other Person under any Secured Agreement, by operation of law or otherwise (including by the Collateral Agent or any Lender);

(ii) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or any Secured Agreement, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound;

(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or Obligor or any other Person under any Secured Agreement;

(iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or Obligor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or Obligor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or Obligor or any other Person under any Secured Agreement;

(v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor or Obligor, any Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or Obligor or any other Person for any reason of any Secured Agreement, or any provision of any applicable law, rule or regulation purporting to prohibit the payment of any Obligation by the Borrower, any other Guarantor or Obligor or any other Person; or

(vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor or Obligor, any other party to any Secured Agreement, any Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense of a surety or guarantor to any obligation of any Guarantor hereunder.

(c) Release of Secured Guarantees. (i) All Secured Guarantees will be released when all Release Conditions are satisfied. If at any time any payment of a Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower, any other Obligor or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(ii) In addition, if any Guarantor shall cease to be a Subsidiary of the Borrower as permitted by Section 9.21(b) of the Credit Agreement, the Collateral Agent, at the request of the Borrower, shall release such Guarantor from its Secured Guaranty and its other Obligations under the Loan Documents;

(iii) Upon any termination of a Secured Guaranty, the Collateral Agent will, in accordance with Section 9.21(d) of the Credit Agreement, execute and deliver to the Borrower such documents as it shall reasonably request to evidence the termination thereof.

(d) Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or Obligor or any other Person. Each Guarantor expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Collateral Agent or Lenders to marshal assets or to proceed against any Obligor, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Guarantor. Each Guarantor waives all defenses available to a surety, guarantor or accommodation co-obligor other than payment in full of all Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of any Obligations as long as it is a Guarantor.

(e) Subrogation. A Guarantor that makes a payment with respect to an Obligation hereunder shall be subrogated to the rights of the payee against the Borrower or the applicable Obligor with respect to such payment; provided that no Guarantor shall enforce any payment by way of subrogation against the Borrower or the applicable Obligor, or by reason of contribution against any other guarantor of such Obligation, until all the Release Conditions have been satisfied.

(f) Stay of Acceleration. If acceleration of the time for payment of any Obligation by the Borrower or the applicable Obligor is stayed by reason of the insolvency or receivership of the Borrower or the applicable Obligor or otherwise, all Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent.

(g) Right of Set-Off. In addition to any rights and remedies of the Secured Parties provided by law, each Secured Party shall have the right, upon any amount becoming due and payable by any Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured at any time held or owing by such Secured

Party or any branch or agency thereof to or for the credit or the account of such Guarantor. Each Secured Party agrees to promptly notify such Guarantor and the Collateral Agent after any such setoff and application made by such Secured Party; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(h) Continuing Guarantee. Each Secured Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by the Collateral Agent or the Secured Parties. If all or part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

(i) Limitation on Obligations of Guarantor. The obligations of each Guarantor under its Secured Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Secured Guarantee subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of applicable law.

(j) Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(e) . The provisions of this Section 2(j) shall in no respect limit the obligations and liabilities of any Guarantor to the Collateral Agent and the Secured Parties, and each Guarantor shall remain liable to the Collateral Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.

SECTION 3. Grant of Transaction Liens. (a) The Borrower, in order to secure all Obligations, and each Guarantor party hereto, in order to secure all Obligations, including its Obligations under its Secured Guarantee, grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of such Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Money and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles (including (x) any Equity Interests in other Persons that do not constitute Investment Property and (y) any Intellectual Property);

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) the Commercial Tort Claims described in Schedule 3;

(xi) all Letter-of-Credit Rights;

(xii) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Grantor pertaining to any of its Collateral;

(xiii) all Proceeds of the Collateral described in the foregoing clauses (i) through (xii);

provided that the following property is excluded from the foregoing security interests (it being understood that such grant will be applicable at such time as any such property or assets ceases to constitute Excluded Assets): (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (B) Excluded Equity Interests, (C) any lease, license or other agreement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or create a right of termination in favor of any other party thereto (other than the Borrower or Grantor) after giving effect to the applicable anti-assignment provisions of the UCC, (D) any properties and assets with respect to which the Collateral Agent determines in its good faith judgment that the costs or other consequences of granting or perfecting a security interest therein are excessive in view of the benefits to be obtained by the Secured Parties, (E) any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law, (F) any real property (which shall, notwithstanding anything herein to the contrary, be subject to the requirements of Section 5.11(c) and 5.13(a) of the Credit Agreement), (G) any letter of credit rights to the extent any Grantor is required by applicable law to apply the proceeds of a drawing of such letter of credit for a specified purpose, (H) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (I) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or is prohibited by, or would constitute a breach or default under or would result in the termination, invalidation or abandonment of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, any applicable shareholder or similar agreement and (J) the Excluded Accounts (the foregoing, collectively, the “Excluded Assets”), provided that the foregoing limitation in clause (I) shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any asset or right to the extent that Sections 9-406 and 9-408 of the Uniform Commercial Code as in effect on the date hereof would permit (and excuse any default or violation resulting therefrom) the creation of a security interest in such asset or right notwithstanding such law or regulation or the provision of such contract, license, agreement, instrument or other document or shareholder or similar agreement prohibiting the creation of a security interest therein or shall render such provision unenforceable. Each Grantor shall upon request of the Collateral Agent use commercially reasonable efforts to obtain any such required consent that is reasonably obtainable, it being understood and agreed that no Grantor shall be required to obtain any such consent if the Borrower reasonably determines in its good faith judgment that the costs of obtaining such consent are excessive in view of the benefits to be obtained by the Secured Parties thereby.

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Grantor with respect to any of the Collateral or any transaction in connection therewith.

SECTION 4. General Representations and Warranties. Each Grantor represents and warrants that:

(a) Such Grantor (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is currently engaged as it is currently conducted, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all applicable laws, rules and regulations, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) With respect to each Original Grantor, Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates of such Grantor owned by such Grantor as of the Closing Date. Such Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

(c) With respect to each Original Grantor, Schedule 2 lists, as of the Closing Date, (i) all Securities owned by such Grantor (except for Excluded Equity Interests and Securities evidencing Equity Interests in Subsidiaries and Affiliates of such Grantor) and (ii) all Securities Accounts (other than any one or more Securities Accounts comprising Financial Assets of less than $250,000 in the aggregate) to which Financial Assets are credited in respect of which such Grantor owns Security Entitlements.

(d) As of the Closing Date, such Grantor owns no Commodity Account in respect of which such Grantor is the Commodity Customer.

(e) All Pledged Equity Interests owned by such Grantor are owned by it free and clear of any Lien other than (i) Permitted Collateral Liens, (ii) any Liens permitted by the ABL Facility and any other Permitted First Lien Debt and (iii) any liens imposed by law. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person.

(f) Such Grantor has good and marketable title to all its Collateral (subject to exceptions that are, in the aggregate, not material), free and clear of any Lien other than Permitted Collateral Liens.

(g) Such Grantor has not performed any acts that are reasonably likely to prevent the Collateral Agent from enforcing any of the provisions of the Security Documents or that would limit the Collateral Agent in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Grantor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Collateral Liens. After the Closing Date, no Collateral owned by such Grantor will be in the possession or under the Control of any other Person having a claim thereto or security interest therein, other than a Permitted Collateral Lien.

(h) The Transaction Liens on all Collateral owned by such Grantor (i) have been validly created, (ii) will attach to each item of such Collateral on the Closing Date (or, if such Grantor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, will secure all the Obligations, including the Obligations under its Secured Guarantee, as the case may be.

(i) Such Grantor has delivered a Perfection Certificate to the Collateral Agent. With respect to each Original Grantor, information set forth therein is correct and complete, in all material respects, as of the Closing Date.

(j) When UCC financing statements describing the Collateral as “all assets” or “all personal property now existing or hereinafter acquired” or other words to that effect have been filed in the offices specified in such Perfection Certificate, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Collateral Liens. When, in addition to the filing of such UCC financing statements, the applicable Intellectual Property Filings have been made with respect to such Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Sections 5(a) and 6(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Collateral Liens. Except for (x) the filing of such UCC financing statements, (y) such Intellectual Property Filings, and (z) additional Intellectual Property Filings that may be necessary to perfect the Transaction Liens with respect to such Grantor’s Patents, Trademarks and Copyrights that do not constitute Recordable Intellectual Property, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection (other than in respect of deposit accounts) or due recordation of the Transaction Liens or for the enforcement of the Transaction Liens. Notwithstanding anything herein to the contrary, no Grantor shall take any action to perfect any security interest in any part of the Collateral under the laws of any jurisdiction outside of the United States of America.

(k) Such Grantor has taken, and will continue to take, all actions necessary under the UCC to perfect its interest in any Accounts or Chattel Paper purchased or otherwise acquired by it, as against its assignors and creditors of its assignors, except with respect to actions not required to taken until a specified period after the Closing Date.

SECTION 5. Further Assurances; General Covenants. Each Grantor covenants as follows:

(a) Such Grantor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any reasonable statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing but solely with respect to Recordable Intellectual Property) that from time to time may be necessary, or that the Collateral Agent may reasonably request, in order to:

(i) create, preserve, perfect, confirm or validate the Transaction Liens on such Grantor’s Collateral;

(ii) in the case of (a) Pledged Deposit Accounts (other than Exempt Accounts), Pledged Investment Property or Pledged Securities Accounts (other than Exempt Accounts) and (b) upon the occurrence and during the continuance of an Event of Default, Pledged Letter-of-Credit Rights, cause the Collateral Agent to have Control thereof (subject to exclusions expressly set forth therein and in the Credit Agreement);

(iii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Grantor’s Collateral.

Such Grantor authorizes the Collateral Agent to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral (including “all assets” or “all personal property now existing or hereinafter acquired” or other words to that effect) and other information set forth therein as the Collateral Agent may deem necessary or desirable for the purposes set forth in the preceding sentence. Each Grantor also ratifies its authorization for the Collateral Agent to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party. The Borrower will pay the costs of, or reasonably incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b) Such Grantor shall furnish to the Collateral Agent 10 Business Days (or such shorter period as Collateral Agent may agree) prior written notice of any change (1) in its name, (2) in its jurisdiction of organization or formation, (3) in its identity or corporate structure or (4) in its federal taxpayer identification number. Such Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral under the Loan Documents.

(c) If any of its Collateral is in the possession or control of a warehouseman, bailee or agent at any time, when an Event of Default shall have occurred and be continuing, such Grantor will, upon the request of the Collateral Agent: (i) notify such warehouseman, bailee or agent of the relevant Transaction Liens, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) cause such warehouseman, bailee or agent to Authenticate a Record acknowledging that it holds possession of such Collateral for the Collateral Agent’s benefit and (iv) make such Authenticated Record available to the Collateral Agent.

(d) Such Grantor will promptly upon request, provide to the Collateral Agent all information and evidence concerning such Grantor’s Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

(f) Except as permitted under the Credit Agreement, each Grantor shall defend its title to Collateral and the Collateral Agent’s Liens therein against all Persons, claims and demands, except Permitted Collateral Liens.

SECTION 6. Intellectual Property. Each Grantor covenants as follows:

(a) On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will sign and deliver to the Collateral Agent Intellectual Property Notices with respect to all Recordable Intellectual Property then owned by it; provided that the Original Grantors shall only be required to deliver Intellectual Property Notices with respect to Exclusive Copyright Licenses included in the Recordable Intellectual Property by the date specified for the delivery thereof in Schedule 5.14 to the Credit Agreement. Within 45 calendar days after the last day of each fiscal quarter thereafter, it will sign and deliver to the Collateral Agent an appropriate Intellectual Property Notice covering any Recordable Intellectual Property owned by it on the last day of such fiscal quarter that is not covered by any previous Intellectual Property

Notices so signed and delivered by it. In each case, it will, within 45 calendar days after the last day of each such fiscal quarter, make all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b) Such Grantor will notify the Collateral Agent within 45 days after the last day of the fiscal quarter in which it learns that any application or registration relating to any Intellectual Property owned by it may become abandoned, or of any adverse, final and non-appealable determination (including any final, non-appealable adverse determination in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of such Intellectual Property, its right to register or patent the same, or its right to keep and maintain the same, in each case of the foregoing, except to the extent that the loss of such Intellectual Property would not reasonably be expected to have a Material Adverse Effect. If any of such Grantor’s rights to any Intellectual Property are materially infringed or misappropriated by a third party and such infringement or misappropriation would be reasonably expected to have a Material Adverse Effect, such Grantor will notify the Collateral Agent within 45 calendar days after it learns thereof and will, unless such Grantor shall reasonably determine that such action would be of negligible value, economic or otherwise, promptly take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property.

(c) Upon the occurrence and during the continuance of an Event of Default, each Grantor shall, upon the request of the Collateral Agent therefor, use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each Exclusive Copyright License and each material Copyright License, Patent License and Trademark License under which such Grantor is the licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

SECTION 7. Investment Property. Each Grantor represents, warrants and covenants as follows:

(a) Certificated Securities. On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will deliver to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Grantor. Thereafter, whenever such Grantor acquires any other certificate representing a Pledged Certificated Security, such Grantor will promptly (and in any event within 10 Business Days) deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 7(j) in the case of voting Equity Interests in a Foreign Subsidiary.

(b) Uncertificated Securities. On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Grantor acquires any other Pledged Uncertificated Security, such Grantor will promptly (and in any event within 10 Business Days) enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 7(j) in the case of voting Equity Interests in a Foreign Subsidiary.

(c) Security Entitlements. On the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will, with respect to each Security Entitlement then owned by it, enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the Collateral Agent (which shall enter into the same); provided that the Grantors have the right not to comply with this section with respect to Exempt Accounts (and Financial Assets credited thereto and related Security Entitlements). Thereafter, whenever such Grantor acquires any other Security Entitlement with respect to Financial Assets (other than a Financial Asset credited to an account that would be an Exempt Account immediately after such Financial Asset is so credited), promptly (and in any event within 10 Business Days) cause the underlying Financial Asset to be credited to a Controlled Securities Account.

(d) Perfection as to Certificated Securities. When such Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent and complies with Section 7(h) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others (other than Permitted Collateral Liens), (ii) the Collateral Agent will have Control of such Pledged Certificated Security and (iii) assuming the Collateral Agent does not have notice of any adverse claim to such perfected Certificated Security (it being understood and agreed that as of the Closing Date, the Collateral Agent does not have notice of any adverse claim to such Pledged Certificated Security other than the ABL Administrative Agent’s claim under the Security Documents (as defined in the ABL Credit Agreement)), the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(e) Perfection as to Uncertificated Securities. When such Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others (other than Permitted Collateral Liens), (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security and (iii) assuming the Collateral Agent does not have notice of any adverse claim to such Pledged Uncertificated Security (it being understood and agreed that as of the Closing Date, the Collateral Agent does not have notice of any adverse claim to such Pledged Uncertificated Security other than the ABL Administrative Agent’s claim under the Security Documents (as defined in the ABL Credit Agreement)), the Collateral Agent will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.

(f) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Collateral Liens), (ii) the Collateral Agent will have Control of such Security Entitlement and (iii) assuming the Collateral Agent acquires its Security Entitlement with respect thereto without notice of any adverse claim thereto (it being understood and agreed that as of the Closing Date, the Collateral Agent does not have notice of any adverse claim to such Security Entitlement), no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the Collateral Agent or any other Secured Party.

(g) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements owned by such Grantor, and all Pledged Securities Accounts to which the related Financial Assets are credited, the related Securities Account Control Agreement will provide that the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

(h) Delivery of Pledged Certificates. All certificates representing Pledged Certificated Securities, when delivered to the Collateral Agent, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance reasonably satisfactory to the Collateral Agent.

(i) Communications. Upon the reasonable request of the Collateral Agent, each Grantor will promptly give to the Collateral Agent copies of any notices and other communications received by it with respect to (i) Pledged Securities registered in the name of such Grantor or its nominee and (ii) Pledged

Security Entitlements as to which such Grantor is the Entitlement Holder; provided that, with respect to any such notice or other communication that could reasonably be expected to adversely affect the security interest of the Collateral Agent in such Pledged Securities or Pledged Securities Entitlements granted hereunder or the perfection thereof, the Collateral Agent shall be deemed to have made such request on the last day of each fiscal quarter of the Borrower.

(j) Foreign Subsidiaries. A Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to the definition of “Excluded Equity Interests” and/or the comparable provisions of one or more Security Agreement Supplements.

(k) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership controlled by any Grantor shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Agent pursuant to Section 7(a) and such Grantor shall fulfill all other requirements under Section 7 applicable in respect thereof.

SECTION 8. Deposit Accounts. Each Grantor represents, warrants and covenants as follows:

(a) All cash owned by such Grantor shall be deposited, upon or promptly after receipt thereof, in one or more Controlled Deposit Accounts or an account that would be an Exempt Account immediately after such deposit.

(b) In respect of each Controlled Deposit Account, the related Deposit Account Control Agreement will provide that the Depositary Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(c) So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no prior Liens or rights of others (except (x) the Depositary Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto, (y) Permitted Collateral Liens and (z) as provided in the ABL Intercreditor Agreement).

(d) The Asset Sale Proceeds Pledge Account shall be a Controlled Deposit Account and in no event shall any proceeds of ABL Priority Collateral (as defined in the ABL Intercreditor Agreement) be deposited in the Asset Sale Proceeds Pledged Account.

SECTION 9. Commercial Tort Claims. Each Grantor represents, warrants and covenants as follows:

(a) In the case of an Original Grantor, Schedule 3 accurately describes, with the specificity required to satisfy Official Comment 5 to UCC Section 9-108, each Material Commercial Tort Claim with respect to which such Original Grantor is the claimant as of the Closing Date. In the case of any other Grantor, Schedule 3 to its first Security Agreement Supplement will accurately describe, with the specificity required to satisfy said Official Comment 5, each Material Commercial Tort Claim with respect to which such Grantor is the claimant as of the date on which it signs and delivers such Security Agreement Supplement.

(b) If any Grantor acquires a Material Commercial Tort Claim after the Closing Date (in the case of an Original Grantor) or the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Grantor), such Grantor will promptly (and in any event within 10 Business Days) sign and deliver to the Collateral Agent a Security Agreement Supplement granting a security interest in such Commercial Tort Claim (which shall be described therein with the specificity required to satisfy said Official Comment 5) to the Collateral Agent for the benefit of the Secured Parties.

SECTION 10. Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing, the Collateral Agent may (and to the extent that action by it is required, the relevant Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 7(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Collateral Agent or its nominee. The Collateral Agent will promptly give to the relevant Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.

SECTION 11. Right to Vote Securities; Right to Proceeds of Insurance. (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Grantor, deliver to such Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

(b) If an Event of Default shall have occurred and be continuing, upon written notice thereof to the Borrower, the Collateral Agent shall have the exclusive right to the extent permitted by law to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Grantor shall take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right.

(c) Upon the receipt by Collateral Agent of a request from a Grantor that the Agent (i) turn over the proceeds of any policy of insurance of such Grantor on which the Agent is named as a loss payee or (ii) provide written instructions to the related insurer directing the insurer to pay the proceeds thereof directly to such Grantor or its designee, Collateral Agent shall promptly (and in any event within two Business Days) turn over such proceeds or provide such written instructions in accordance with the request of such Grantor, unless and to the extent (x) such proceeds are required to be applied to the repayment of the Obligations under the Credit Agreement at such time or (y) an Event of Default shall have occurred and be continuing.

SECTION 12. Certain Cash Distributions. Cash Distributions with respect to assets held in a Collateral Account shall be deposited and held therein, or withdrawn therefrom, as provided herein and in the Credit Agreement. Funds held in any Collateral Account may, until withdrawn, be invested and reinvested in such Permitted Investments as the relevant Grantor shall request from time to time; provided that if an Event of Default shall have occurred and be continuing, the Collateral Agent may select such Permitted Investments.

SECTION 13. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Loan Documents.

(b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, any Secured Party may be the purchaser of any or all of the Collateral at any such sale and the Collateral Agent (as administrative agent for and representative of the Secured Parties), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, shall be entitled to use and apply all of any part of the Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obliged to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Grantor hereby waives any claim against any Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. The Collateral Agent may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.

(c) If the Collateral Agent sells any of the Collateral upon credit, the Grantors will be credited only with payment actually made by the purchaser, received by the Collateral Agent and applied in accordance with Section 14 hereof. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the same, subject to the same rights and duties set forth herein.

(d) Notice of any such sale or other disposition shall be given as required by applicable law, rule or regulation. Each Grantor hereby agrees that 10 days’ written notice of any proposed sale or other disposition of Collateral by the Collateral Agent shall be reasonable.

(e) For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent a license (exercisable without payment of royalty or other compensation to the Grantors and subject to any prior rights granted by such Grantor to third parties), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs (solely to the extent permitted by the relevant licenses therefor) used for the compilation or printout thereof; provided, however, that any trademarks or service marks licensed pursuant to the foregoing may be used only in connection with goods and services of similar type and similar or greater quality than those theretofore sold by such Grantor under such trademark or service mark. The use of such license by the Collateral Agent may be exercised only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license or sublicense entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 14. Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may apply (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral to the Obligations, which application shall be made by the Collateral Agent (as administrative agent for the Secured Parties) in the following order (subject to the terms of the ABL Intercreditor Agreement):

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including all reasonable fees, disbursements and other charges of counsel under Section 9.05 of the Credit Agreement and amounts payable under Sections 2.14 through 2.21 of the Credit Agreement) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including all reasonable fees, disbursements and other charges of counsel under Section 9.05 of the Credit Agreement and amounts payable under Sections 2.14 through 2.21 of the Credit Agreement), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on, and unpaid principal of, the Term Loans, the Obligations under Secured Hedge Agreements and the Obligations under Secured Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Third held by them;

Fourth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent, the Collateral Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by applicable law, rule or regulation.

(b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 14(b), be payable pursuant to Section 14(a) in respect of a Contingent Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Obligation, but instead will hold such monies or invest such monies in Permitted Investments. All such monies and Permitted Investments and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 14(b) rather than Section 14(a). The Collateral Agent will hold all such monies and Permitted Investments and the net proceeds thereof in trust until all or part of such Contingent Obligation becomes a Non-Contingent Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 14(a) (i.e., clause second or third) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 14(a). If (i) the holder of such Contingent Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 14(b) in respect of such Contingent Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 14(a).

(c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 18(c). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

SECTION 15. Fees and Expenses; Indemnification. (a) All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Collateral Agent to any Person to realize upon any Collateral, shall be borne and paid by the Grantors. The Borrower will forthwith upon demand pay to the Collateral Agent:

(i) the amount of any taxes that the Collateral Agent may have been required to pay by reason of the Transaction Liens or to free any Collateral from any other Lien thereon;

(ii) the amount of any reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation, execution and administration of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the Transactions, including, without limitation, the reasonable fees, charges and disbursements of a single counsel to the Collateral Agent and Lenders (which shall be selected by the Collateral Agent) and, if applicable, one special or local counsel in each applicable jurisdiction, as appropriate and, in the case of a conflict of interest, Secured Parties may engage and be reimbursed for additional counsel; and

(iii) the amount required to pay or reimburse each Secured Party and the Collateral Agent for all its reasonable costs and expenses incurred in connection with the enforcement of any rights under this

Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of one counsel selected by the Collateral Agent and, at any time after and during the continuance of an Event of Default, of one counsel to the Lenders and, if applicable, special or local counsel in each applicable jurisdiction, as appropriate, and, in the case of a conflict of interest, Secured Parties may engage and be reimbursed for additional counsel, as appropriate.

Any such amount not paid to the Collateral Agent on demand will bear interest for each day thereafter until paid at the rate provided for in Section 2.07 of the Credit Agreement.

(b) If any transfer tax, documentary stamp tax or other tax is payable in connection with any transfer or other transaction provided for in the Security Documents, the Borrower will pay such tax and provide any required tax stamps to the Collateral Agent or as otherwise required by law.

(c) The Borrower shall indemnify each of the Secured Parties, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an “Indemnitee”) in accordance with Section 9.05 of the Credit Agreement.

SECTION 16. Authority to Administer Collateral. Each Grantor irrevocably appoints the Collateral Agent (and all Persons designated by the Collateral Agent) as its true and lawful attorney (and agent in fact), with full power of substitution, in its name or in the name of such Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s sole cost and expense, to the extent permitted by law and without notice, to exercise, at any time and from time to time, all or any of the following powers with respect to all or any of such Grantor’s Collateral:

(i) endorse a Grantor’s name on any proceeds of Collateral (including proceeds of insurance) that come into the Collateral Agent’s possession or control; or

(ii) during the continuance of any Event of Default:

(A) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts;

(B) demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(C) settle, adjust, modify, compromise, compound, discharge, release, prosecute or defend any Accounts or other Collateral or any action or proceeding with respect thereto,

(D) collect, liquidate and receive balances in Pledged Deposit Accounts or Pledged Securities Accounts, and take control, in any manner, of proceeds of Collateral;

(E) prepare, file and sign a Grantor’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document;

(F) receive, open and dispose of mail addressed to a Grantor, and notify postal authorities to deliver any such mail to an address designated by the Collateral Agent;

(G) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral;

(H) use a Grantor’s stationery and sign its name to verifications of Accounts and notices to Account Debtors;

(I) use information contained in any data processing, electronic or information systems relating to Collateral;

(J) make and adjust claims under insurance policies;

(K) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Grantor is a beneficiary;

(L) sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof,

(M) extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto; and

(N) take all other actions as the Collateral Agent deems appropriate to fulfill any Grantor’s obligations under the Loan Documents.

SECTION 17. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral

Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence or willful misconduct.

SECTION 18. General Provisions Concerning the Collateral Agent.

(a) The Collateral Agent. The provisions of Article 8 of the Credit Agreement shall inure to the benefit of the Collateral Agent, and shall be binding upon all Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.07 of the Credit Agreement), and (iii) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to any Grantor that is communicated to or obtained by the bank serving as the Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.07 of the Credit Agreement) or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Secured Party.

(b) Sub-Agents and Related Parties. The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more employees and sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The Collateral Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional. The exculpatory provisions of Section 17 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities as well as activities of the Collateral Agent. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

(c) Information as to Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Obligations and whether an Obligation is a Contingent Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Credit Parties, their Obligations and actions taken by them, (ii) any Secured Party for information as to its Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(d) Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to personal liability or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

SECTION 19. Termination of Transaction Liens; Release of Collateral. (a) The Transaction Liens granted by each Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).

(b) The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.

(c) Notwithstanding the foregoing, the Transaction Liens with respect to property of the Borrower or any Guarantor securing the Obligations will be automatically released, in whole or in part, to the extent permitted in Section 9.21(c) of the Credit Agreement.

(d) Upon any termination of a Transaction Lien or release of Collateral, the Collateral Agent will, subject to the terms of Section 9.21(d) of the Credit Agreement, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be, and will duly assign and transfer to such Grantor any such Collateral that may be in the possession of the Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

SECTION 20. Additional Guarantors and Grantors. Any Subsidiary may and to the extent required by Section 5.11(b) of the Credit Agreement, shall become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Grantor” as defined herein.

SECTION 21. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with subsection 9.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Grantor other than the Borrower, shall be given to it in care of the Borrower.

SECTION 22. No Implied Waivers; Remedies Not Exclusive. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Without limiting the generality of the foregoing, the making of the Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default or Event of Default at the time. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 23. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Grantors and their respective successors and assigns.

SECTION 24. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Lenders as are required to consent thereto under Section 9.07 of the Credit Agreement. No such waiver, amendment or modification shall (i) be binding upon any Grantor, except with its written consent, or (ii) affect the rights of a Secured Party (other than a Lender) hereunder more adversely than it affects the comparable rights of the Lenders hereunder, without the consent of such Secured Party.

SECTION 25. Choice of Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the Transactions shall be construed in accordance with and governed by the law of the State of New York, without giving effect to any conflict of law principles that result in the application of laws of another jurisdiction.

SECTION 26. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 27. Severability. Any provision of any Security Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 28. ABL Intercreditor Agreement. Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder, in each case, with respect to the Collateral are subject to the limitations and provisions of the ABL Intercreditor Agreement. In the event of any conflict between the terms of the ABL Intercreditor Agreement and the terms of this Agreement with respect to the Collateral, the terms of the ABL Intercreditor Agreement shall govern and control; provided that the ABL Intercreditor Agreement shall not be construed, by its terms, to modify any security interest granted pursuant to Section 3 hereof. To the extent that any “ABL Priority Collateral” (as defined in the ABL Intercreditor Agreement) is required pursuant to the terms of this Agreement to be delivered to the Collateral Agent, so long as the ABL Intercreditor Agreement is in effect, delivery of such ABL Priority Collateral (as defined in, and pursuant to the terms of, the ABL Intercreditor Agreement) to the ABL Administrative Agent shall be deemed to satisfy such requirement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SCHOOL SPECIALTY, INC.

By:	/s/ Michael P. Lavelle
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:	/s/ Michael P. Lavelle
Name:
Title:

By:	/s/ Michael P. Lavelle
Name:
Title:

Guarantors:

CALIFONE INTERNATIONAL, INC.

By:	/s/ Michael P. Lavelle
Name:
Title:

CLASSROOMDIRECT.COM, LLC

By:	/s/ Michael P. Lavelle
Name:
Title:

CHILDCRAFT EDUCATION CORP.

By:	/s/ Michael P. Lavelle
Name:
Title:

DELTA EDUCATION, LLC

By:	/s/ Michael P. Lavelle
Name:
Title:

SPORTIME, LLC

By:	/s/ Michael P. Lavelle
Name:
Title:

PREMIER AGENDAS, INC.

By:	/s/ Michael P. Lavelle
Name:
Title:

BIRD-IN-HAND WOODWORKS, INC.

By:	/s/ Michael P. Lavelle
Name:
Title:

SCHEDULE 1

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES

OWNED BY ORIGINAL GRANTORS

(as of the Closing Date)

Issuer	Jurisdiction of Organization	Owner of Equity Interest	Percentage Owned	Number of Shares or Units
1. Califone International, Inc.	Delaware	School Specialty, Inc.	100%	100
2. Childcraft Education Corp.	New York	School Specialty, Inc.	100%	1,000
3. ClassroomDirect.com, LLC	Delaware	School Specialty, Inc.	100%	1 member share
4. Delta Education, LLC	Delaware	School Specialty, Inc.	100%	100 member shares
5. Frey Scientific, Inc.	Delaware	School Specialty, Inc.	100%	100
6. Premier Agendas, Inc.	Washington	School Specialty, Inc.	100%	11,200
7. Sax Arts & Crafts, Inc.	Delaware	School Specialty, Inc.	100%	100
8. Sportime, LLC	Delaware	School Specialty, Inc.	100%	100 member shares
9. Premier School Agendas Ltd.	Canada	School Specialty, Inc.	100%	100
10. Select Agendas, Corp.	Canada	School Specialty, Inc.	100%	1,000
11. Bird-In-Hand Woodworks, Inc.	New Jersey	Childcraft Education Corp.	100%	5

S-1-1

SCHEDULE 2

INVESTMENT PROPERTY

(other than Equity Interests in Subsidiaries and Affiliates)

OWNED BY ORIGINAL GRANTORS

(as of the Closing Date)

PART 1 — Securities

None.

PART 2 — Securities Accounts

None.

S-1-2

SCHEDULE 3

MATERIAL COMMERCIAL TORT CLAIMS

School Specialty, Inc. (“SSI”) v. RR Donnelley & Sons Company (“RRD”), U.S. Dist. Ct. E.D. Wis., Case No.1:12-CV-01034. SSI sued RRD for damages resulting from a deficient printing job. RRD counterclaimed against SSI for fraud in the inducement and breach of contract, claiming SSI concealed known problems with the inks RRD used for the printing job, and SSI breached its contract with RRD by cancelling purchase orders for additional work. RRD seeks damages in excess of $500,000. Litigation counsel believes that this suit will yield a net payment to SSI.

S-1-3

EXHIBIT A

to Security Agreement

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of             ,         , between [NAME OF GRANTOR] (the “Grantor”) and CREDIT SUISSE AG, as Collateral Agent.

WHEREAS, School Specialty, Inc. (the “Borrower”), the other Guarantors party thereto and Credit Suisse AG, as Collateral Agent are parties to a Guarantee and Collateral Agreement dated as of June 11, 2013 (as heretofore amended and/or supplemented, the “Security Agreement”) under which the Borrower secures all Obligations (as defined therein) and the Guarantors guarantee the Obligations and secure their respective guarantees thereof;

WHEREAS, [name of Grantor] desires to become [is] a party to the Security Agreement as a Guarantor and Grantor thereunder; and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 1 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Secured Guarantee.1 The Grantor unconditionally guarantees the full and punctual payment of each Obligation when due (whether at stated maturity, upon acceleration or otherwise). The Grantor acknowledges that, by signing this Security Agreement Supplement and delivering it to the Collateral Agent, the Grantor becomes a “Guarantor” and “Grantor” for all purposes of the Security Agreement and that its obligations under the foregoing Secured Guarantee are subject to all the provisions of the Security Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.

[1]	Delete this Section if the Grantor is a Guarantor that is already a party to the Security Agreement.

2. Grant of Transaction Liens. (a) In order to secure Obligations, including the Obligations under the Secured Guarantee, as applicable, the Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all the following property of the Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral]2

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor with respect to any of the New Collateral or any transaction in connection therewith.

3. Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Grantor is complying with the provisions of Section 7 of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

4. Party to Security Agreement. Upon delivering this Security Agreement Supplement to the Collateral Agent, the Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Guarantor and a Grantor thereunder and be bound by all the provisions thereof as fully as if the Grantor were one of the original parties thereto.

5. Representations and Warranties. (a) The Grantor (a) is duly organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (b) has the requisite power and authority to own and operate its properties, to lease the properties it operates as lessee and to conduct the business in which it is currently engaged as it is currently conducted, (c) is duly qualified as a foreign corporation

[2]	If the Grantor is not already a party to the Security Agreement, clauses (i) through (xiii) of, and the proviso to, Section 3(a) of the Security Agreement may be appropriate.

and in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification except to the extent that the failure to so qualify could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all applicable laws, rules or regulations except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof.

(c) The execution and delivery of this Security Agreement Supplement by the Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

(d) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(e) Each of the representations and warranties set forth in Sections 4 through 10 of the Security Agreement is true as applied to the Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Grantor” shall be deemed to refer to the Grantor, references to “Schedules” to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Closing Date” shall be deemed to refer to the date on which the Grantor signs and delivers this Security Agreement Supplement.

6. Governing Law. This Security Agreement Supplement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Security Agreement Supplement and the Transactions shall be construed in accordance with and governed by the law of the State of New York, without giving effect to any conflict of law principles that result in the application of laws of another jurisdiction.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GRANTOR]

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

to Security Agreement

Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES

OWNED BY GRANTOR

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Shares or Units

Schedule 2

to Security Agreement

Supplement

INVESTMENT PROPERTY

(other than Equity Interests in Subsidiaries and Affiliates)

OWNED BY GRANTOR

PART 1 — Securities

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security

PART 2 — Securities Accounts

The Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:

Securities Intermediary	Account Number

EXHIBIT B

to Security Agreement

NOTICE OF GRANT OF SECURITY INTEREST IN COPYRIGHTS

(Copyrights, Copyright Registrations, and Copyright Licenses)

[DATE]

WHEREAS, [name of Grantor], a                      [corporation]3 (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, School Specialty, Inc. (the “Company”), the subsidiaries of Company party thereto as Borrowers (together with Company, collectively, the “Borrowers”), the other Guarantors party thereto, the Lenders party thereto, and Credit Suisse AG, as Collateral Agent, are parties to a Credit Agreement dated as of June 11, 2013 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of June 11, 2013 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrowers, the Guarantors party thereto and Credit Suisse AG, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Notice of Grant of Security Interest in Copyrights), the Grantor has secured certain of its Obligations (the “Secured Obligations”) and guaranteed certain obligations of the Borrowers and the other Guarantors, as applicable, and secured such guarantee (the “Grantor’s Secured Guarantee”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Grantee, to secure its Secured Obligations, including its Obligations under the Grantor’s Secured Guarantee, a continuing security interest in all of Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright (as defined in the Security Agreement) owned by the Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

[3]	Modify if entity is not a corporation.

(ii) each Exclusive Copyright License (as defined in the Security Agreement) to which the Grantor is a party, including, without limitation, each Exclusive Copyright License referred to in Schedule 1 hereto; and

(iii) all proceeds of, revenues from, and accounts and general intangibles arising out of, the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Copyright owned by the Grantor (including, without limitation, any Copyright identified in Schedule 1), and all rights and benefits of the Grantor under any Exclusive Copyright License (including, without limitation, any Exclusive Copyright License identified in Schedule 1).

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement, and is expressly subject to the terms and conditions thereof. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein and which shall override the terms hereof in the event of a conflict.

This Notice of Grant of Security Interest in Copyrights has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Copyright Office (and any successor office).

This Notice of Grant of Security Interest in Copyrights may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one original.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Grantor has caused this Notice of Grant of Security Interest in Copyrights to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

to Copyright

Security Agreement

[NAME OF GRANTOR]

U.S. COPYRIGHT REGISTRATIONS

Registration No.	Title

EXCLUSIVE COPYRIGHT LICENSES

Name, Date and Parties to Agreement	Title(s) of Works of Authorship	Copyright Registration No(s).	Copyright Owner(s)

EXHIBIT C

to Security Agreement

NOTICE OF GRANT OF SECURITY INTEREST IN PATENTS

(Patents, Patent Applications and Patent Licenses)

[DATE]

WHEREAS, [name of Grantor], a                      [corporation]4 (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, School Specialty, Inc. (the “Company”), the subsidiaries of Company party thereto as Borrowers (together with Company, collectively, the “Borrowers”), the other Guarantors party thereto, the Lenders party thereto, and Credit Suisse AG, as Collateral Agent, are parties to a Credit Agreement dated as of June 11, 2013 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of June 11, 2013 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrowers, the Guarantors party thereto and Credit Suisse AG, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Notice of Grant of Security Interest in Patents), the Grantor has secured certain of its Obligations (the “Secured Obligations”) and guaranteed certain obligations of the Borrowers and the other Guarantors, as applicable and secured such guarantee (the “Grantor’s Secured Guarantee”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Grantee, to secure its Secured Obligations, including its Obligations under the Grantor’s Secured Guarantee, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Patent (as defined in the Security Agreement) owned by the Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto; and

(ii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future infringement of any Patent owned by the Grantor (including, without limitation, any Patent identified in Schedule 1 hereto).

[4]	Modify if entity is not a corporation.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement, and is expressly subject to the terms and conditions thereof. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein and which shall override the terms hereof in the event of a conflict.

This Notice of Grant of Security Interest in Patents has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office (and any successor office).

This Notice of Grant of Security Interest in Patents may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one original.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Grantor has caused this Notice of Grant of Security Interest in Patents to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

to Patent

Security Agreement

[NAME OF GRANTOR]

U.S. PATENTS AND DESIGN PATENTS

Patent No.	Issue Date	Country	Title

U.S. PATENT APPLICATIONS

Serial No.	Country	Application Date	Title

EXHIBIT D

to Security Agreement

NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARKS

(Trademarks, Trademark Registrations, Trademark

Applications and Trademark Licenses)

[DATE]

WHEREAS, [name of Grantor], a                      [corporation]5 (herein referred to as the “Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, School Specialty, Inc. (the “Company”), the subsidiaries of Company party thereto as Borrowers (together with Company, collectively, the “Borrowers”), the other Guarantors party thereto, the Lenders party thereto, and Credit Suisse AG, as Collateral Agent, are parties to a Credit Agreement dated as of June 11, 2013 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to (i) a Guarantee and Collateral Agreement dated as of June 11, 2013 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrowers, the Guarantors party thereto and Credit Suisse AG, as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), and (ii) certain other Security Documents (including this Notice of Grant of Security Interest in Trademarks), the Grantor has secured certain of its Obligations (the “Secured Obligations”) and guaranteed certain obligations of the Borrowers and the other Guarantors, as applicable, and secured such guarantee (the “Grantor’s Secured Guarantee”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest in personal property of the Grantor, including all right, title and interest of the Grantor in, to and under the Trademark Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby grants to the Grantee, to secure its Secured Obligations, including its Obligations under the Grantor’s Secured Guarantee, a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Trademark (as defined in the Security Agreement) owned by the Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark; and

(ii) all proceeds of and revenues from the foregoing, including, without limitation, all proceeds of and revenues from any claim by the Grantor against third parties for past, present or future unfair competition with, or violation of intellectual property rights in connection with or injury to, or infringement or dilution of, any Trademark owned by the Grantor (including, without limitation, any Trademark identified in Schedule 1 hereto); provided that no security interest shall be granted in any United States intent-to-use Trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use Trademark applications under applicable federal law.

[5]	Modify if entity is not a corporation.

The foregoing security interest is granted in conjunction with the security interests granted by the Grantor to the Grantee pursuant to the Security Agreement, and is expressly subject to the terms and conditions thereof. The Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein and which shall override the terms hereof in the event of a conflict.

This Notice of Grant of Security Interest in Trademarks has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office (and any successor office).

This Notice of Grant of Security Interest in Trademarks may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one original.

IN WITNESS WHEREOF, the Grantor has caused this Notice of Grant of Security Interest in Trademarks to be duly executed by its officer thereunto duly authorized as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Schedule 1

to Trademark

Security Agreement

[NAME OF GRANTOR]

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	APP. NO.	APP. DATE

EXHIBIT E

to Security Agreement

PERFECTION CERTIFICATE1

June 11, 2013

Reference is hereby made to (i) that certain Guarantee and Collateral Agreement, dated as of the date hereof (the “ABL Security Agreement”), among SCHOOL SPECIALTY, INC., a Wisconsin corporation (“Company”), as a borrower, the subsidiaries of Company party thereto as borrowers, the other guarantors party thereto and BANK OF AMERICA, N.A., as collateral agent (the “ABL Agent”), and (ii) that certain Guarantee and Collateral Agreement, dated as of the date hereof (the “Term Loan Security Agreement” and the Term Loan Security Agreement, together with the ABL Security Agreement, each a “Security Agreement”), among Company, as the borrower, the subsidiaries of Company party thereto as guarantors and CREDIT SUISSE AG, as collateral agent (the “Term Loan Agent” and the Term Loan Agent, together with the ABL Agent, each an “Agent”). Capitalized terms used but not defined herein have the meanings assigned in each applicable Security Agreement.

As used herein, the term “Companies” means each Grantor (as defined in the Security Agreement).

The undersigned hereby certify to each Agent as follows:

1. Names. (a) The exact legal name of each Company, as such name appears in its respective certificate of incorporation or any other organizational document, is set forth in Schedule 1(a). Each Company is (i) the type of entity disclosed next to its name in Schedule 1(a) and (ii) a registered organization except to the extent disclosed in Schedule 1(a). Also set forth in Schedule 1(a) is the organizational identification number, if any, of each Company that is a registered organization, the federal taxpayer identification number of each Company and the jurisdiction of formation of each Company.

(b) Set forth in Schedule 1(b) hereto is any other corporate or organizational names each Company has had in the past five years, together with the date of the relevant change.

(c) Set forth in Schedule 1(c) is a list of all other names (including trade names or similar appellations) used by each Company, or any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any

[1]	To be conformed to final agreed form of Perfection Certificate.

time in the past five years. Also set forth in Schedule 1(c) is the information required by Section 1 of this certificate for any other business or organization to which each Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, at any time in the past five years. Except as set forth in Schedule 1(c), no Company has changed its jurisdiction of organization at any time during the past twelve months.

2. Current Locations. (a) The chief executive office of each Company is located at the address set forth in Schedule 2(a) hereto.

(b) Set forth in Schedule 2(b) are all locations where each Company maintains any books or records relating to any Account.

(c) Set forth in Schedule 2(c) hereto are all other locations where each Company maintains any of the Collateral consisting of inventory or equipment, in each case with an aggregate value in excess of $250,000 at any one location.

(d) Set forth in Schedule 2(d) hereto are the names and addresses of all persons or entities other than each Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment, in each case with an aggregate value in excess of $250,000 at any one location.

3. Prior Locations. (a) Set forth in Schedule 3(a) is the information required by Schedule 2(a) or Schedule 2(b) with respect to each location or place of business previously maintained by any Company at any time during the past four months.

(b) Set forth in Schedule 3(b) is the information required by Schedule 2(c) or Schedule 2(d) with respect to each other location at which, or other person or entity with which, any of the Collateral consisting of inventory or equipment has been previously held at any time during the past twelve months.

4. UCC Filings. Financing statements attached as Schedule 4 have been prepared for filing in the proper Uniform Commercial Code filing offices in the jurisdictions identified in Schedule 5 hereof.

5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule of the appropriate filing offices for the Uniform Commercial Code financing statements attached hereto as Schedule 4.

6. Termination Statements. Attached hereto as Schedule 6(a) are the duly authorized termination statements in the appropriate form for filing in each applicable jurisdiction identified in Schedule 6(b) hereto with respect to each Lien described therein.

7. Stock Ownership and Other Equity Interests. Attached hereto as Schedule 7(a) is a true and correct list of each of all of the authorized, and the issued and outstanding, stock, partnership interests, limited liability company membership interests or other equity interest of each Company and its Subsidiaries and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.

8. Instruments and Tangible Chattel Paper. Attached hereto as Schedule 8 is a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness, in each case in excess of $250,000 on an individual basis, held by each Company as of the closing date, including all intercompany notes between or among any two or more Companies.

9. Intellectual Property. (a) Attached hereto as Schedule 9(a) is a schedule setting forth all of each Company’s Patents and Trademarks (each as defined in the Security Agreement) issued, registered or applied for issuance or registration with the United States Patent and Trademark Office, including the name of the registered owner and the registration or application number, as applicable, of each such Patent and Trademark owned by each Company.

(b) Attached hereto as Schedule 9(b) is a schedule setting forth all titles of each Company’s United States Copyrights (as defined in the Security Agreement), including the name of the registered owner and the registration number of each such Copyright.

(c) [Attached hereto as Schedule 9(c) is a schedule setting forth all of each Company’s Exclusive Copyright Licenses (as defined in the Security Agreement) including in each case (i) the name and date of and the parties to such Exclusive Copyright License and (ii) to the extent referenced in such Exclusive Copyright License, the titles and the United States Copyright registration numbers of all works of authorship or copyrights that are the subject of such Exclusive Copyright License.]2

10. Commercial Tort Claims. Attached hereto as Schedule 10 is a true and correct list of all Commercial Tort Claims (as defined in the Security Agreement) held by each Company, with a value reasonably estimated to exceed $250,000 on an individual basis, including a brief description thereof.

11. Deposit Accounts, Securities Accounts and Commodity Accounts. Attached hereto as Schedule 11 is a true and complete list of all Deposit Accounts, Securities Accounts and Commodity Accounts (each as defined in the Security Agreement) maintained by each Company (excluding any bankruptcy reserve and distribution accounts established in connection with the Plan of Reorganization), including the name of each institution where each such account is held, the type of each such account and the name of each entity that holds each account.

[2]	Not required to be included in the Perfection Certificate delivered at Closing.

12. Letter-of-Credit Rights. Attached hereto as Schedule 12 is a true and correct list of all Letters of Credit issued in favor of each Company, as beneficiary thereunder, in each case with a face amount in excess of $250,000.

[The Remainder of this Page has been intentionally left blank]

IN WITNESS WHEREOF, we have hereunto signed this Perfection Certificate as of the date first written above.

[GRANTOR]

By:
Name:
Title:

EXHIBIT F

to Security Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of             ,          among                      (the “Grantor”), CREDIT SUISSE AG, as Collateral Agent under the Guarantee and Collateral Agreement, dated as of June 11, 2013, among the Grantor, CREDIT SUISSE AG and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien Security Agreement”) (in such capacity, the “First Lien Agent”), BANK OF AMERICA, N.A., as Agent under the Guarantee and Collateral Agreement, dated as of June 11, 2013, among the Grantor, BANK OF AMERICA, N.A. and the other parties thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Second Lien Security Agreement” and, together with the First Lien Security Agreement, the “Security Agreements”) (in such capacity, the “Second Lien Agent”, and together with the First Lien Agent, the “Agents”, and each, an “Agent”) and                      (the “Issuer”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].

W I T N E S S E T H :

WHEREAS, the Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to the Security Agreements, the Grantor has granted to the Agents a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Grantor in, to and under the Securities, whether now existing or hereafter arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Nature of Securities. The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2. Instructions. (i) The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Controlling Secured Party and relating to the Securities without further consent by the Grantor or any other person; provided that notwithstanding the foregoing provisions of this Section 2 or any provisions herein to the contrary, prior to the Issuer’s receipt of a Notice of Termination (defined below) from the First Lien Agent, the Issuer shall not comply with any such instructions from the Second Lien Agent unless such instructions are accompanied by a written approval thereof of the First Lien Agent. The Grantor consents to the foregoing agreement by the Issuer.

(ii) As used herein, the term “Controlling Secured Party” means the First Lien Agent until such time as the Issuer has received written notice, in substantially the form attached as Annex A hereto (a “Notice of Termination”), from the First Lien Agent stating in substance that henceforth the Second Lien Agent will be the Controlling Secured Party, and has had a reasonable time (not to exceed one (1) Business Day) to act thereon, at which time the Second Lien Agent will replace the First Lien Agent as the Controlling Secured Party for purposes of this Agreement and the First Lien Agent shall have no further rights (including, without limitation, ability to give instructions pursuant to Section 2(i)) or obligations under this Agreement, other than obligations which arose or which derive from events which occurred while the First Lien Agent was the Controlling Secured Party. Until the First Lien Agent has delivered a Notice of Termination, the Second Lien Agent irrevocably instructs the Issuer to adhere to the instructions of the First Lien Agent.

6

Section 3. Conflicting Orders or Instructions. Notwithstanding anything to the contrary contained herein, if at any time the Issuer shall receive conflicting orders or instructions from the Grantor and either Agent, the Issuer shall follow the orders or instructions of such Agent, not the Grantor.

Section 4. Waiver of Lien; Waiver of Set-off. The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Agents.

Section 5. Choice of Law. This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].

Section 6. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Grantor with respect to the Securities [except for [identify any other existing agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 7. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 8. Notice of Adverse Claims. Except for the claims and interests of the Agents and the Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Grantor thereof.

7

Section 9. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

(i) Grantor Instructions; Notice of Exclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Grantor or any duly authorized agent of the Grantor in respect of the Securities. After the Issuer receives a written notice from the Controlling Secured Party that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”), the Issuer will cease complying with instructions of the Grantor or any of its agents.2

(ii) Non-Cash Dividends and Distributions. The Issuer shall deliver to the Controlling Secured Party all non-cash dividends, interest and other non-cash distributions paid or made upon or with respect to the Securities.

(iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Grantor shall be entitled to direct the Issuer with respect to voting the Securities.

(iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Grantor and the Agents at their respective addresses specified in Section 12 hereof.

(v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Grantor.

Section 10. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants:

(i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.

(ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Grantor or either Agent to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 11. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

Section 12. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission)

[2]	Delete subsection (i) if the Grantor will not be permitted to sell the Securities.

8

and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Grantor:

First Lien Agent:

Second Lien Agent:

Issuer:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 13. Termination. The rights and powers granted herein to the Agents (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Grantor or any lapse of time. The obligations of the Issuer to the First Lien Agent hereunder shall continue in effect until the security interest of the First Lien Agent in the Securities has been terminated pursuant to the terms of the First Lien Security Agreement and the First Lien Agent has notified the Issuer of such termination by delivering to the Issuer a Notice of Termination. The obligations of the Issuer to the Second Lien Agent pursuant to this Agreement shall continue in effect until the security interest of the Second Lien Agent in the Securities has been terminated pursuant to the terms of the Second Lien Security Agreement and the Second Lien Agent has notified the Issuer of such termination by delivering to the Issuer a Notice of Termination. Each Agent agrees to provide a Notice of Termination in substantially the form of Annex B hereto to the Issuer, with a copy to the Grantor, upon the request of the Grantor on or after the termination of such Agent’s security interest in the Securities pursuant to the terms of the applicable Security Agreement.

Section 14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

(remainder of page intentionally blank; signature pages follow)

9

[NAME OF GRANTOR]

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, N.A., as Second Lien Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

10

Exhibit A

[Letterhead of Controlling Secured Party]

[Date]

[Name and Address of Issuer]

Attention:

Re: Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Issuer Control Agreement dated as of             ,          among [name of Grantor], CREDIT SUISSE AG, BANK OF AMERICA, N.A. and you (a copy of which is attached), we notify you that we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of [name of Grantor] (the “Securities”). You are instructed not to accept any directions or instructions with respect to the Securities from any person other than the undersigned unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Grantor].

Very truly yours,

[CONTROLLING SECURED PARTY], as Controlling Secured Party

By:
Name:
Title:

cc: [name of Grantor]

11

ANNEX A

TO ISSUER ACCOUNT CONTROL AGREEMENT

[Letterhead of the applicable Agent]

[Date]

[Name and Address of Issuer]

Attention:

Re: Notice of Termination of Issuer Control Agreement

This letter serves as notice to the Issuer in accordance with Section 13 of the Issuer Control Agreement dated as of [—], [—] (the “Agreement”) among [name of Grantor], you, CREDIT SUISSE AG and BANK OF AMERICA, N.A. (a copy of which is attached) (capitalized terms used but not defined herein shall have the meaning assigned thereto in the Agreement) that [each Agent][the First Lien Agent][the Second Lien Agent] is hereby permanently releasing its control over the Securities and releases the Issuer from any further obligation to comply with instructions originated by [each Agent][the First Lien Agent][the Second Lien Agent] with respect to the Securities. [[The Agreement is terminated and you have no further obligations to the Agents pursuant to the Agreement.]8 [The Agreement is terminated and you have no further obligations to the [First Lien Agent][Second Lien Agent] pursuant to the Agreement.]9 Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Securities from [name of Grantor]]10 [The Agreement shall remain in effect until you are in receipt of notices in the form of this letter from

[8]	Use if from both Agents.
[9]	Use if from one agent, and the other Agent has previously delivered a Notice of Termination to the Financial Institution.
[10]	Use if from both Agents, or if the other Agent has previously delivered a Notice of Termination to the Financial Institution.

F-1

both the First Lien Agent and the Second Lien Agent. You have no further obligations to the [First Lien Agent][Second Lien Agent]]11. This notice terminates any obligations you may have to the undersigned with respect to the Securities, however nothing contained in this notice shall alter any obligations which you may otherwise owe to [name of Grantor] pursuant to any other agreement.

Very truly yours,

[CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as First Lien Agent

By:
Name:
Title:

By:
Name:
Title:]

[BANK OF AMERICA, N.A., as Second Lien Agent

By:

Name:
Title:]

[11]	Use if from one Agent, and the other Agent has not delivered a Notice of Termination to the Financial Institution.

F-2